UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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HARVEST NATURAL RESOURCES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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JAMES A. EDMISTON PRESIDENT AND CEO

September 8, 2016

Dear Fellow Stockholders,

On or about August 8, 2016, we mailed to you a definitive proxy statement (the “proxy statement”) relating to the annual meeting of stockholders of Harvest Natural Resources, Inc. (“Harvest,” “we,” “us,” or “our”). The annual meeting was convened as originally scheduled on September 8, 2016 at 8:30 a.m. central time. The annual meeting was then adjourned, without any business being conducted (other than the adjournment of the meeting), to September 15, 2016 at 3:30 p.m. central time at our headquarters located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077. During the adjournment, the polls will remain open with respect to each proposal to be considered at the annual meeting. The record date for stockholders entitled to vote at the annual meeting, including at the adjournment session scheduled to occur on September 15, 2016, remains August 1, 2016.

The adjournment is intended to provide our stockholders with sufficient time to read and consider the accompanying proxy statement supplement, which provides important updates to the information included in the proxy statement. The proxy statement includes several proposals that we are asking you to approve at our annual meeting, including a proposal to authorize the sale of all of our interests in our Venezuelan assets to CT Energy Holding SRL. Our Board, after receiving the unanimous advice and recommendation of an independent committee of our Board, has unanimously approved the proposed sale and recommended that it be approved by our stockholders. In addition to the sale proposal, we are asking you to vote to: (i) approve, on an advisory basis, the compensation that will or may become payable by us to our named executive officers under existing agreements as a result of the proposed sale; (ii) elect seven directors; (iii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016; (iv) adopt an amendment to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board; (v) approve an adjournment of the annual meeting, if we deem it necessary or appropriate; and (vi) authorize us to conduct other business as may properly come before the meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

We encourage you to read the proxy statement and the accompanying proxy statement supplement, which provide information regarding Harvest and each proposal to be considered. Whether or not you plan to attend the adjournment session of the annual meeting scheduled to occur September 15, 2016, and if you have not already done so, please submit the proxy card enclosed with the proxy statement or vote by telephone or internet as soon as possible so that your shares can be voted in accordance with your instructions. If you have already voted, you do not need to do anything else unless you wish to change your vote. For more information about how to vote or change your vote, please see the section of the accompanying proxy statement supplement titled Questions and Answers Regarding the Annual Meeting and this Proxy Statement Supplement beginning on page S-1.

Thank you for your continued support of Harvest Natural Resources.

Sincerely,

James A. Edmiston
President and Chief Executive Officer

HARVEST NATURAL RESOURCES, INC.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(281) 899-5700

SUPPLEMENT TO PROXY STATEMENT

INTRODUCTION

This proxy statement supplement supplements the disclosures made in the definitive proxy statement (the “proxy statement”) of Harvest Natural Resources, Inc. (“Harvest,” “we,” “us,” or “our”) filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2016 and mailed to our stockholders on or about August 8, 2016. To the extent that information contained in this proxy statement supplement differs from, updates or conflicts with information contained in the proxy statement, the information contained in this proxy statement supplement is more current. This proxy statement supplement is dated September 8, 2016.

WE URGE YOU TO READ THIS PROXY STATEMENT SUPPLEMENT CAREFULLY, TOGETHER WITH THE PROXY STATEMENT. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SUPPLEMENT REPLACES AND SUPERSEDES ANY INCONSISTENT INFORMATION IN THE PROXY STATEMENT.

Only our stockholders at the close of business on August 1, 2016 (the “Record Date”) are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND THIS PROXY STATEMENT SUPPLEMENT

The following questions and answers briefly address some questions you may have about the annual meeting and this proxy statement supplement. These questions and answers are provided to you in addition to, and should be read in conjunction with, the questions and answers set forth in the section of the proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118. Furthermore, please refer to the more detailed information contained elsewhere in this proxy statement supplement and the proxy statement, as well as the additional documents to which each of them refers, including the appendices attached to the proxy statement.

Q:	Why is Harvest filing this proxy statement supplement with the SEC?

A:	This proxy statement supplement updates the proxy statement and provides you with new information, including information about developments that occurred after we filed the proxy statement with the SEC on August 2, 2016. You should read this proxy statement supplement carefully, together with the proxy statement. The information contained in this proxy statement supplement replaces and supersedes any inconsistent information in the proxy statement.

Q:	What updates are included in this proxy statement supplement?

A:	In addition to the information included in these questions and answers, please see the section of this proxy statement supplement titled Supplemental Disclosures beginning on page S-3 for updates to the information included in the proxy statement.

Q:	Does Harvest’s board of directors still recommend that I vote to approve the proposed sale of Harvest’s Venezuelan interests and the other proposals included in the proxy statement?

A:	Yes. Our board of directors (our “Board”) designated and appointed a special, independent committee of our Board (the “Special Committee”) for the purpose of evaluating, reviewing and negotiating the proposed sale of our Venezuelan interests. Our Board, after receiving the unanimous advice and recommendation of the Special Committee, has unanimously approved the proposed sale and recommended that it be authorized by our stockholders. Additionally, our Board has unanimously recommended that our stockholders vote “FOR” each of the other proposals to be considered at the annual meeting.

Q.	When and where is the annual meeting?

A:	The annual meeting was convened as originally scheduled on September 8, 2016 at 8:30 a.m. central time at our headquarters located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077. However, the annual meeting has now been adjourned to September 15, 2016 at 3:30 p.m. central time, also at our headquarters.

Q.	How does the adjournment process work?

A:	After convening the annual meeting on September 8, 2016, we held a vote only on the proposal to approve an adjournment of the annual meeting. We then adjourned the annual meeting to September 15, 2016, at 3:30 p.m. central time, also at our headquarters. At this adjournment session, we intend to hold a vote on each of the remaining proposals included in the proxy statement (unless we determine that it is necessary and appropriate to further adjourn or postpone the annual meeting).

Q.	Why did Harvest adjourn the annual meeting?

A:	We adjourned the annual meeting so that our stockholders could have sufficient time to read and consider this proxy statement supplement, which provides important updates to the information included in the proxy statement. Please see the section of this proxy statement supplement titled Supplemental Disclosures beginning on page S-3.

Q.	Who can attend and vote at the adjournment session?

A:	The record date for determining who is entitled to attend and vote at the annual meeting has not changed. All of our stockholders of record as of the close of business on August 1, 2016, the Record Date, are entitled to attend and vote at the annual meeting or any adjournments or postponements of the annual meeting, including the adjournment session scheduled to occur on September 15, 2016.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting or any adjournment or postponement of the meeting. If you choose to do so, please bring proof of identification and request a ballot at the meeting or any adjournment or postponement of the meeting. Even if you currently plan to attend the adjournment session scheduled to occur on September 15, 2016, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the internet, by telephone or mail. Please refer to the summary instructions below or, for shares held in street name, the voting instruction card included by your broker or nominee.

•	By Internet—You may vote by accessing the internet website specified on the proxy card enclosed with the proxy statement and following the instructions provided to you.

•	By Telephone—You may vote by calling the toll-free number specified on the proxy card enclosed with the proxy statement and following the instructions when prompted.

•	By Mail—You may vote by completing, signing and dating the proxy card enclosed with the proxy statement and mailing it in the prepaid envelope included with the proxy statement. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted as described in the section of the proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals – How are votes counted? beginning on page 120.

For information about the difference between holding shares as a stockholder of record and beneficially in “street name,” please see the section of the proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals – What is the difference between holding shares as a stockholder of record and as a beneficial owner? beginning on page 119.

Q:	What happens if I already voted?

A:	First, read this proxy statement supplement carefully, together with the proxy statement. The information contained in this proxy statement supplement replaces and supersedes any inconsistent information in the proxy statement. If you have already properly voted, you do not need to do anything else unless you wish to change your vote.

Q:	How can I change my vote?

A:	You can change your vote on a proposal at any time before a vote is held on the proposal, whether at the originally scheduled annual meeting date or at any adjournment or postponement of the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by internet, telephone or mail, as discussed above. For shares held beneficially in street name by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to us at our headquarters, 1177 Enclave Parkway, Suite 300, Houston, TX 77077, attention: Corporate Secretary, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the annual meeting or any adjournment or postponement of the meeting. Attendance at the meeting or any adjournment or postponement of the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

SUPPLEMENTAL DISCLOSURES

SETTLEMENT AGREEMENT WITH PETROANDINA

The discussion below supplements and should be read in conjunction with the sections of the proxy statement titled – Summary Term Sheet beginning on page 3, – Risk Factors Related to the Proposed Sale of Our Venezuelan Interests beginning on page 6, – Background of the Proposed Sale beginning on page 14, – Conditions to the Proposed Sale beginning on page 40 and – Termination beginning on page 46.

As disclosed in the proxy statement, on June 29, 2016, the Company and its wholly owned subsidiary, HNR Energia BV (“HNR Energia”), entered into a share purchase agreement (the “Share Purchase Agreement”) with CT Energy Holding SRL (“CT Energy”), pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51% interest in Harvest-Vinccler Dutch Holding B.V. (“Harvest Holding”), through which all of the Company’s Venezuelan interests are owned.

On July 12, 2016, Petroandina Resources Corporation N.V. (“Petroandina”), which owns a 29% interest in Harvest Holding, filed a claim against the Company and HNR Energia in the Court of Chancery of the State of Delaware (the “Court of Chancery”). The claim alleged that, by entering into the Share Purchase Agreement, the Company and HNR Energia breached the shareholders’ agreement, dated as of December 16, 2013 (the “Shareholders’ Agreement”), which governs the rights of HNR Energia and Petroandina as shareholders of Harvest Holding. On August 16, 2016, the Court of Chancery granted a preliminary injunction in favor of Petroandina preventing the Company and HNR Energia from effecting the transactions under the Share Purchase Agreement pending final disposition of the case.

On September 8, 2016, the Company, HNR Energia, CT Energy and Petroandina entered into a settlement agreement (the “Settlement Agreement”) intended to resolve Petroandina’s claim against the Company and HNR Energia in the Court of Chancery and set forth certain rights and obligations of the parties to the Settlement Agreement. The terms of the Settlement Agreement are summarized below.

•	Sale of Petroandina’s Interest in Harvest Holding; Cross-Termination of Share Purchase Agreement – CT Energy agreed to purchase all of Petroandina’s 29% interest in Harvest Holding at the closing of the transactions contemplated by the Share Purchase Agreement for aggregate cash consideration of $72,761,823 pursuant to the terms and conditions set forth in Annex A to the Settlement Agreement (“Annex A”). In addition to customary representations and warranties, covenants, closing conditions and termination provisions, Petroandina may terminate Annex A (and consequently, the purchase and sale agreement contained in Annex A) if the closing of the proposed sale (the “Petroandina Closing”) has not occurred on or before December 31, 2016. If Annex A is terminated for any reason, the Company, HNR Energia and CT Energy have agreed to cause the termination of the Share Purchase Agreement, and the Shareholders’ Agreement will continue in accordance with its terms.

•	Sale of the Company’s Venezuelan Interests Conditioned on Petroandina Closing – The Company, HNR Energia and CT Energy agreed not to effect the sale of the Company’s Venezuelan interests to CT Energy under the Share Purchase Agreement unless the Petroandina Closing has occurred, or occurs concurrently, and such parties have otherwise complied in all material respects with the Settlement Agreement. The Company, HNR Energia and CT Energy also agreed not to directly or indirectly effect the sale of the Company’s Venezuelan interests other than under the Share Purchase Agreement unless certain conditions are satisfied, including the compliance by such parties with the terms of the Shareholders’ Agreement applicable to such a sale for so long as the Shareholders’ Agreement remains in effect.

•	Stipulation and Order Lifting Injunction – Within one business day of the execution of the Settlement Agreement, the parties to the Settlement Agreement agreed to sign and submit to the Court of Chancery a stipulation and proposed order (the “Stipulation and Order”). The Stipulation and Order, which was approved by the Court of Chancery on September 8, 2016, served to lift the August 16, 2016 injunction and will allow the Company and CT Energy to effect the transactions under the Share Purchase Agreement, provided that the Company and CT Energy comply with the Settlement Agreement. Additionally, Petroandina agreed to dismiss with prejudice its July 12, 2016 claim against the Company and HNR Energia in the Court of Chancery within three business days after the Petroandina Closing.

•	Mutual Releases – Effective upon both the approval of the Stipulation and Order by the Court of Chancery and the occurrence of the Petroandina Closing, the Company, HNR Energia and CT Energy agreed to release Petroandina and its affiliates, and Petroandina agreed to release the Company, HNR Energia, CT Energy and their respective affiliates, from all claims or liabilities in connection with the Shareholders’ Agreement, the Share Purchase Agreement or the proposed sale of the Company’s Venezuelan interests to CT Energy arising or accruing up the date of the Settlement Agreement.

•	Payment of Litigation Expenses by the Company – On the date of the Petroandina Closing, if the Petroandina Closing occurs, the Company agreed to pay to Petroandina $1,000,000 as reimbursement for expenses incurred by Petroandina and its affiliates in connection with litigation between Petroandina and the Company under the Shareholders’ Agreement.

CONDITION PRECEDENT REQUIRING APPROVAL OF SALE BY GOVERNMENT OF VENEZUELA

The discussion below supplements and should be read in conjunction with the sections of the proxy statement titled – Background of the Proposed Sale beginning on page 14, – Regulatory Matters beginning on page 32 and – Conditions to the Proposed Sale beginning on page 40.

The closing under the Share Purchase Agreement is conditioned on, among other things, the approval of the proposed sale by the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela, which indirectly owns a 60% interest in Petrodelta. In a letter dated August 15, 2016 to Oswaldo Cisneros, the sole member of CT Energy, the Ministerio del Poder Popular de Petroleo y Mineria authorized a change of control in Harvest Holding, effective upon the acquisition by Oswaldo Cisneros in his personal capacity, or by Delta Petroleum N.V., an entity 100% owned by Mr. Cisneros, of HNR Energia’s 51% interest in Harvest Holding.

LEGAL PROCEEDINGS

The discussion below supplements and should be read in conjunction with the section of the proxy statement titled – Legal Proceedings beginning on page 54.

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013) (the “Phillips Case”); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The complaints alleged that we made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions were consolidated into the Phillips Case. On August 25, 2016, the court granted our motion to dismiss the Phillips Case and entered a final judgment dismissing the Phillips Case in its entirety. The class action plaintiffs have 30 days to appeal the dismissal.

On February 27, 2015, Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Branta Exploration & Production Company, LLC (“Branta”) filed a complaint against Newfield Production Company (“Newfield”) in the United States District Court for the District of Colorado. The plaintiffs previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two Purchase and Sale Agreements, each dated March 21, 2011. In the complaint, the plaintiffs alleged that, prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta by discussing the auction of the assets with a potential bidder for the assets, which caused the potential bidder not to participate in the auction and resulted in a depressed sales price for the assets. The complaint seeks damages and fees for breach of contract, violation of the Colorado Antitrust Act, violation of the Sherman Antitrust Act and tortious interference with a prospective business advantage. In September 2015, plaintiffs amended their complaint to add Ute Energy, LLC and Crescent Point Energy Corporation as defendants. Subsequently, the plaintiffs agreed to dismiss with prejudice all claims against Ute Energy, LLC and Crescent Point Energy Corporation. On August 12, 2016, the court denied Newfield’s motion to dismiss the claim.

On July 12, 2016, Petroandina amended its January 26, 2015 breach of contract petition to state a second claim in the Court of Chancery of the State of Delaware. For updates concerning the July 12, 2016 claim, see the section of this proxy statement supplement titled Supplemental Disclosures – Settlement Agreement with Petroandina beginning on page S-3.

On July 27, 2016, our Board received a letter from the law firm of Levi & Korsinsky LLP, representing Sharon Klein, a stockholder of Harvest. The letter alleged that certain equity awards granted in 2015 to James A. Edmiston, Harvest’s President and Chief Executive Officer, exceeded limits established under Harvest’s equity incentive plans. The letter demanded that the Board rescind the equity awards made to Mr. Edmiston allegedly in violation of the terms of the plans, investigate whether there have been other violations and implement internal controls to prevent a recurrence of the alleged plan violations. As disclosed in the proxy statement, the SARS granted in 2015 to Mr. Edmiston were not granted under our equity compensation plans because there were not sufficient shares under those plans to grant the SARS under those plans. Accordingly, we recorded a liability and expense associated with the awards based on the fair value of the awards. These awards, if exercised, would be settled in cash unless shares under our equity compensation plans become available. Our Board is investigating the claims in the letter. We are currently unable to estimate the amount or range of any possible loss.

On August 9, 2016, Robert Garland, a stockholder of Harvest, filed a lawsuit in the 215th Civil District Court of Harris County, Texas against the members of the our Board and CT Energy (and Harvest, as a nominal defendant). The lawsuit asserts several class action and derivative claims, including that the Board members breached their fiduciary duties to Harvest’s stockholders by negotiating and causing the execution of the Share Purchase Agreement, CT Energy aided and abetted the Board members in breaching their fiduciary duties and the proxy statement contained inadequate disclosures about the proposed transaction. Among other relief, the lawsuit requests that the court grant an injunction to prevent the completion of the proposed transaction, in addition to unspecified rescissory and compensatory damages and attorneys’ fees and other costs. We are currently unable to estimate the amount or range of any possible loss.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in this this proxy statement supplement or the proxy statement involve risks and uncertainties and are subject to change based on various important factors. All statements in this proxy statement supplement or the proxy statement other than statements of historical fact may constitute forward-looking statements. When used in this proxy statement supplement or the proxy statement, the words “intends,” “expects,” “believes,” “plans,” “anticipates,” “would,” “could,” “should,” “estimates,” “assumes,” “projects,” “budgets,” “forecasts,” “goals” and similar expressions are intended to identify forward-looking statements.

Important factors could cause actual results to differ materially from those in any forward-looking statements contained in this proxy statement supplement or the proxy statement. These factors include, among other factors: (i) the possibility that we may be unable to reconvene the annual meeting on the stated date at the stated time, or that we will be forced to adjourn the meeting a second time; (ii) any delays in closing the proposed sale of our Venezuelan interests or the possibility of non-consummation of the transaction; (iii) the possibility that the closing conditions to the proposed transaction will not be satisfied or waived, including that a governmental entity may prohibit, delay, refuse to grant or withdraw a necessary regulatory approval, or that we will fail to obtain the requisite stockholder approvals of the proposed transaction; (iv) the possibility that the closing of the transaction could be prevented or delayed by litigation, or that that litigation could otherwise have negative effects on the transaction or us; (v) the occurrence of any event that could give rise to termination of the Share Purchase Agreement; (vi) risks related to the disruption of the transaction to Harvest and its management; (vii) the effect of announcement of the transaction on Harvest’s ability to retain and hire key personnel and maintain relationships with its partners, suppliers and other third parties; (viii) the possibility that we may be unable to continue as a going concern; (ix) the possibility that our common stock could become delisted by the New York Stock Exchange; (x) changes in the legal and regulatory environment; (xi) difficult global economic and commodity and capital markets conditions; (xii) our concentration of operations in Venezuela; (xiii) political and economic risks associated with international operations (particularly those in Venezuela); (xiv) anticipated future development costs for undeveloped reserves; (xv) drilling risks; (xvi) risks that actual results may vary considerably from reserve estimates; (xvii) the dependence on the abilities and continued participation of our key employees; (xviii) risks normally incident to the exploration, operation and development of oil and natural gas properties; (xix) availability of materials and supplies necessary to projects and operations; (xx) prices for oil and natural gas and related financial derivatives; changes in interest rates; (xxi) our ability to acquire oil and natural gas properties that meet our objectives; (xxii) availability and cost of drilling rigs and seismic crews; (xxiii) political stability; (xxiv) civil unrest; (xxv) acts of terrorism; (xxvi) currency and exchange risks; (xxvii) currency controls; (xxviii) changes in existing or potential tariffs, duties or quotas; changes in taxes; (xxix) changes in governmental policy; lack of liquidity; availability of sufficient financing; estimates of amounts and timing of sales of securities; (xxx) changes in weather conditions;(xxxi) risks incumbent to being a noncontrolling interest stockholder in a corporation; (xxxii) permitting and drilling of oil and natural gas wells; and (xxxiii) and other risks, including those discussed in the our Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and other public filings.

Except as required by law, we do not undertake, and hereby disclaim, any duty to update these forward-looking statements as a result of developments occurring after the date of this proxy statement supplement. Notwithstanding the forgoing, in the event of a material change in any of the information previously disclosed, we will, where relevant and if required by applicable law and to the extent necessary, update such information through a subsequent proxy statement supplement to the proxy statement (as updated by this proxy statement supplement).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this proxy statement supplement and the proxy statement, are available to the public over the internet at the SEC’s web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 2521

Washington, D.C. 20549

Telephone: 1-800-732-0330

If you would like to request additional information from us, your request should be directed to:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, TX 77077

Attention: Corporate Secretary

Telephone: (281) 899-5700

If you would like additional copies of this proxy statement supplement or the proxy statement, without charge, or if you have questions about the procedures for voting your shares, you should contact:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: 1-800-279-6413

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